Exhibit 16.1

June 23, 2026 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re:    Teucrium Commodity Trust

File No. 001-34765

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Teucrium Commodity Trust dated June 23, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP